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                                                                    EXHIBIT 99.1

[PERRIGO LOGO]


FOR IMMEDIATE RELEASE

Ernest J. Schenk, Manager, Investor Relations and Communication
                  (269) 673-9212
E-mail: eschenk@perrigo.com


                   CFO ANNOUNCES PLANS TO RETIRE FROM PERRIGO

         ALLEGAN, Mich. - March 2, 2006 - The Perrigo Company (Nasdaq: PRGO;
TASE) today announced that Chief Financial Officer Douglas R. Schrank will retire from his post on June 30, 2006. Judy L. Brown, Senior Vice President and Corporate Controller, will assume the role of Chief Financial Officer and Chief Accounting Officer on July 1, 2006.

         "Doug has been with Perrigo for more than six years. He has played a significant role in supporting our tremendous growth and in driving the changes that have diversified our company and enhanced shareholder value," said David T. Gibbons, Perrigo Chairman, President and Chief Executive Officer. "We are grateful for Doug's leadership and we look forward to a seamless transition in the coming months."

          Brown, a certified public accountant with broad international, financial and operational experience, served six years at Whirlpool and nine years at Ernst & Young prior to joining Perrigo. While at Whirlpool, she served as finance director of its European operations with responsibility for financial analysis and division SEC reporting. Brown also played an important role in the company's restructuring and strategic development during that time.

         In her current role at Perrigo, Brown has helped lead the Company through the acquisition of Agis Industries and has been an important figure in the post-merger integration of the financial organization.

         Brown earned her MBA degree from the University of Chicago and her Bachelor's degree from the University of Illinois. Brown is fluent in several languages.

         Beginning March 1, Brown took on the added responsibility for Perrigo's Investor Relations, Treasury and Tax departments. "Judy and I have worked side-by-side for nearly two years," Schrank said. "I can't think of a better individual to assume the role of the Company's Chief Financial Officer."

         The Perrigo Company is a leading global healthcare supplier and the world's


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largest manufacturer of over-the-counter (OTC) pharmaceutical and nutritional products for the store brand market. Store brand products are sold by food, drug, mass merchandise, dollar store and club store retailers under their own labels. The Company also develops, manufactures and markets prescription generic drugs, active pharmaceutical ingredients and consumer products, and operates manufacturing facilities in the United States, Israel, United Kingdom, Mexico and Germany. Visit Perrigo on the Internet (http://www.perrigo.com).

         Note: Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company's future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential" or other comparable terminology. Please see the "Cautionary Note Regarding Forward-Looking Statements" on pages 33 - 41 of the Company's Form 10-K for the year ended June 25, 2005, as well as the Company's subsequent filings with the Securities and Exchange Commission, for a discussion of certain important factors that relate to forward-looking statements contained in this press release. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.